UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C

Grand Canal Docklands

Dublin 2,             D02 T804,              Ireland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-353-1-236-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 23, 2021, Prothena Corporation plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Jefferies LLC, and Cantor Fitzgerald & Co. (collectively, the “Representatives”), as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters agreed to subscribe for an aggregate of 3,500,000 ordinary shares of the Company, $0.01 par value per ordinary share (the “Offering”). Under the terms of the Underwriting Agreement, the Underwriters agreed to subscribe for such ordinary shares from the Company at a price of $19.51 per ordinary share and the Company granted the Underwriters an option for 30 days to subscribe for up to an additional 525,000 ordinary shares. On March 24, 2021, the Underwriters exercised their option to subscribe for the additional 525,000 ordinary shares in full.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-254622).

The Offering closed on March 26, 2021, subject to customary closing conditions. The Company received net proceeds from the Offering of approximately $78.1 million, after deducting the Underwriters’ discount and estimated offering expenses payable by the Company.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company, all of the Company’s directors and executive officers, and certain of its shareholders have also agreed not to sell or transfer any ordinary shares held by them for 90 days after March 23, 2021 without first obtaining the written consent of the Representatives, subject to certain exceptions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of A&L Goodbody relating to the validity of the ordinary shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 23, 2021, by and among Prothena Corporation plc and Citigroup Global Markets Inc., Jefferies LLC, and Cantor Fitzgerald & Co.

5.1	Opinion of A&L Goodbody

23.1	Consent of A&L Goodbody (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Operating Officer and Chief Financial Officer